Pioneer Variable Contracts Trust



               Amendment to the Agreement and Declaration of Trust

                                       of

                        Pioneer Variable Contracts Trust



         The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on Annex A are added as series of the Trust, each such portfolio to have Class I and Class II shares; after giving effect to such additional portfolios, the series of the Trust are set forth on Annex B.

IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 15th day of March, 2005.



/s/ John F. Cogan, Jr.
--------------------------------------------                  --------------------------------------------
John F. Cogan, Jr.                                            Osbert M. Hood




/s/ David R. Bock                                             /s/ Marguerite A. Piret
--------------------------------------------                  --------------------------------------------
David R. Bock                                                 Marguerite A. Piret




/s/ Mary K. Bush                                              /s/ Stephen K. West
--------------------------------------------                  --------------------------------------------
Mary K. Bush                                                  Stephen K. West




/s/ Margaret B.W. Graham                                      /s/ John Winthrop
--------------------------------------------                  --------------------------------------------
Margaret B.W. Graham                                          John Winthrop



                         The address of each Trustee is
                     c/o Pioneer Investment Management, Inc
                  60 State Street, Boston, Massachusetts 02109

Annex A
-------
Pioneer Core Bond VCT Portfolio




Annex B
-------

Pioneer America Income VCT Portfolio
Pioneer Balanced VCT Portfolio
Pioneer Bond VCT Portfolio
Pioneer Cullen Value VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Equity Opportunity VCT Portfolio
Pioneer Europe VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Global High Yield VCT Portfolio
Pioneer Growth Opportunities VCT Portfolio
Pioneer Growth Shares VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer International Value VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Money Market VCT Portfolio
Pioneer Oak Ridge Large Cap VCT Portfolio
Pioneer Papp America Pacific Rim VCT Portfolio
Pioneer Papp Small and Mid Cap VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Small Cap Value VCT Portfolio
Pioneer Small Cap Value II VCT Portfolio
Pioneer Small Company VCT Portfolio
Pioneer Strategic Income VCT Portfolio
Pioneer Value VCT Portfolio